UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 6, 2007

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Grants and Awards

On February 6, 2007, the Compensation Committee of the Board of Directors of The DIRECTV Group, Inc. (the “Company”) approved 2007 base salaries for the Company’s named executive officers, cash bonuses for 2006 pursuant to the Company’s Executive Officer Cash Bonus Plan (“Bonus Plan”), vesting and issuance of shares of the Company’s common stock pursuant to prior restricted stock units awarded in 2004 to named executive officers and grants of restricted stock units for 2007 pursuant to the Company’s 2004 Stock Plan (“2004 Stock Plan”), as follows:

Name and Position of Executive Officer with the Company	Base Salary for 2007	Cash Bonus for 2006	Shares To Be Issued Pursuant to 2004 RSU Award	Restricted Stock Unit Grant for 2007

Chase Carey President and Chief Executive Officer	$2,222,000	$4,000,000	—	—

Bruce Churchill President - New Enterprises and DIRECTV Latin America, LLC	$1,100,000	$1,200,000	60,000	50,000

Larry Hunter Executive Vice President, Legal and Human Resources, General Counsel and Secretary	$750,000	$500,000	42,500	47,500

Michael Palkovic Executive Vice President and Chief Financial Officer	$725,000	$500,000	40,000	47,500

Romulo Pontual Executive Vice President and Chief Technology Officer	$800,000	$400,000	42,500	35,000

In establishing the cash bonus payment to each executive officer, the Compensation Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the performance target for 2006 was satisfied, so that the Company could have paid the maximum bonus under the Bonus Plan of $5 million per executive officer.  The Compensation Committee exercised its discretion in establishing the amounts of individual bonus awards for each executive officer with each final bonus for 2006 being less than the maximum.  The Compensation Committee took into consideration, among other things, the financial and operating performance of the Company, and stock price appreciation in 2006.

In addition, Mr. Carey’s base salary for 2007 and cash bonus for 2006 were separately reviewed and approved by the Board of Directors, based on the recommendation of the Compensation Committee.  The Compensation Committee and the Board of Directors determined that Mr. Carey should be paid in excess of his target bonus under his employment agreement, in recognition of his individual and the Company’s performance.

With respect to the performance goals for restricted stock units granted to all the executive officers in 2004, the Compensation Committee determined that, for the final year of the three-year performance period for all executive officers other than Mr. Carey, the Company achieved slightly in excess of the performance targets established by the Compensation Committee in 2004 (1.031, where 1.000 means attaining target level performance).  With respect to the performance goals for restricted stock units granted in 2005 to executive officers, other than Mr. Carey, the Compensation Committee determined that, for the second year of the three-year performance period, the Company exceeded some performance targets and did not meet certain of the performance targets established in 2005 and that the overall performance factor for 2006 was .838.  This amount will be averaged with the previously established performance factor for 2005 (1.02) and performance in 2007, in a similar manner to the adjustment factor for restricted stock units granted in 2004, as described above in order to determine the number of shares to be issued to those executive officers in 2008 pursuant to the 2004 Stock Plan.  Also, with respect to the performance goals for restricted stock units granted in 2006 to executive officers, other than Mr. Carey, the Compensation Committee determined that, for the first year of the three-year performance period, the Company has calculated the results of four of the five performance factors, net annual subscriber growth, average annual churn, average annual ARPU growth and average annual SAC.  ARPU means average monthly revenue per subscriber and SAC means subscriber acquisition cost.  SAC and ARPU exceeded target while net annual subscriber growth and average annual churn fell short of target.  The fifth performance factor, average annual margin improvement, will be measured based on performance over the period from December 31, 2005 to December 31, 2008.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 1.000.  In the case of Mr. Carey, the Compensation Committee deferred the decision on the calculation of the adjustment factor for his respective restricted stock unit awards for the four-year performance period ending December 31, 2007 in accordance with his employment agreement and the related restricted stock unit award agreement.

The Compensation Committee established performance goals under the 2004 Stock Plan for the restricted stock units awarded for 2007, which are based on achievement of certain targets over the three-year period from January 1, 2007 through December 31, 2009.  These goals relate to the following items:  growth in revenue, cash flow and operating profit before depreciation and amortization.  A copy of the summary terms and conditions for the 2007 restricted stock unit awards is attached to this report as Exhibit 10.1.  The Compensation Committee also established the performance target for determination of the maximum tax deductible amount payable to any executive officer in calendar year 2006 under the Bonus Plan, which is to be based on cash flow.

The description of each document in this report is qualified in its entirety by reference to the applicable document, which is included herein by reference.  Reference is also made to the Bonus Plan and to the 2004 Stock Plan, previously filed with the SEC on April 16, 2004 as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A.

Employment Agreements

The Company has entered into new employment agreements with each of Messrs. Churchill, Hunter and Pontual as authorized by the Compensation Committee on February 6, 2007. The material terms of these agreements are summarized below:

Term.  The term of each of the agreements with Messrs. Churchill, Hunter and Pontual is from January 1, 2007 through December 31, 2009.

Base Salary.  The base salaries for the executives for 2007 are as follows: Mr. Churchill $1,100,000; Mr. Hunter $750,000; and Mr. Pontual $800,000. Base salaries are subject to annual increase generally commensurate with other senior executives of the Company with the actual salary increase for any year to be subject to the approval of the Compensation Committee if required under applicable Company policies.

Annual Cash Bonus.  Each of these executive officers is eligible to receive an annual performance bonus, payable in cash, with a target bonus of a specified percentage of such officer’s base salary. The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee if required under applicable Company policies.  The percentages established for target bonus for 2007 are: 110% for Mr. Churchill; 75% for Mr. Hunter; and 50% for Mr. Pontual.

Restricted Stock Units.  Each of these executives shall receive, subject to the approval of the Compensation Committee if required under applicable Company policies, equity compensation, (e.g., options or restricted stock units) appropriate to the executive’s position in the Company and generally commensurate with grants to other senior executives of the Company.  The Company expects the annual equity grant to have a fair market value at least equal to the executive’s base salary.

Termination.  If the executive’s employment terminates due to his death or disability, such executive (or his estate or beneficiaries) is entitled to base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination.  If an executive’s employment is terminated for cause (as defined in his agreement), he is only entitled to base salary through the date of termination and the executive will forfeit all pending equity awards (stock options and restricted stock units).

If the executive’s employment is terminated for any other reason prior to the expiration of the term of his agreement, he is entitled to base salary and pro-rated target bonus through the date of termination, payment and vesting of equity awards as if he had remained employed through the end of the calendar year in which his employment is terminated or, if terminated in December of a year, for one additional calendar year, subject to the other terms and conditions of the applicable equity awards.  In addition, Mr. Churchill is entitled to receive one and a half (1 ½) times his then current base salary and target bonus; and Mr. Hunter and Mr. Pontual are each entitled to receive one (1) time his then current base salary and target bonus.  Also, each of the executives is entitled to continued participation in Company-sponsored medical plans in which he was participating on the date of termination of employment, through either (a) the longer of the end of his employment term or 12 months from date of termination of employment, or (b) until he receives coverage through another employer, whichever occurs first.  The executive shall be entitled to these benefits also in the case of any adverse change in the scope of job responsibilities or reporting relationship and, in the case of Messrs. Churchill and Pontual, a change in the principal place of employment from New York, New York, in each case without the consent of the executive.

In the event that the Company adopts a severance plan applicable to comparable executives which provides for payment or benefits which are more favorable to executives than the provisions of the employment agreements, then the executive will be entitled to the more favorable payments or benefits, subject to the terms and conditions of such plan.

Noncompetition and Confidentiality.  Each executive has agreed not to compete with the Company during the term of his employment agreement and for 12 months thereafter.  Each executive has also agreed, during the term of his employment and for one year thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.  In consideration for Mr. Hunter’s commitment during the 12 months after termination of employment, if his employment terminates for reasons other than good cause, death or disability, he will be entitled to an amount equal to the sum of his base salary and target bonus at the date of termination of employment, less applicable tax withholdings, such payment to be made on the first anniversary of employment termination.

Copies of the employment agreements for each of Messrs. Churchill, Hunter and Pontual are attached to this report as Exhibits 10.2, 10.3 and 10.4.  The description of each document in this report is qualified in its entirety by reference to the applicable document.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective February 6, 2007, the Board approved amendments to the Company’s Code of Ethics and Business Conduct and the Company’s Procedure for Handling Ethics Complaints.  The amended versions of these documents are available on our website at www.directv.com and are attached to this report as Exhibit 14.1 and Exhibit 14.2.  The amendments include a number of non-substantive changes to clarify or augment existing provisions and include a new Ethics Helpline number for the Company and a separate Ethics Helpline for DIRECTV Latin America.  The amendments include a specific prohibition against the use of any inappropriate means to investigate or obtain data concerning suppliers, contractors, customers, competitors, employees or directors, including, without limitation, pretexting.  The amendments also place responsibility on the General Counsel and a designated government affairs officer to manage, review and approve federal, state and local lobbying activities, political action programs, onsite political events, activities and visits from federal, state and local officials, and request for consultant services involving state and local legislative lobbying.  The Board made no changes to the portion of the Code of Ethics specifically for the Chief Executive Officer and Senior Financial Officers.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Summary Terms – 2007 Restricted Stock Unit Awards
10.2	Employment Contract of Bruce Churchill
10.3	Employment Contract of Larry Hunter
10.4	Employment Contract of Romulo Pontual
14.1	The DIRECTV Group, Inc., Code of Ethics and Business Conduct.
14.2	The DIRECTV Group, Inc., Procedure for Handling Ethics Complaints

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 12, 2007	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Summary Terms – 2007 Restricted Stock Unit Awards
10.2	Employment Contract of Bruce Churchill
10.3	Employment Contract of Larry Hunter
10.4	Employment Contract of Romulo Pontual
14.1	The DIRECTV Group, Inc., Code of Ethics and Business Conduct.
14.2	The DIRECTV Group, Inc., Procedure for Handling Ethics Complaints